Exhibit 32(b)

CERTIFICATION OF CHIEF FINANCIAL OFFICER

PURSUANT TO 18 U.S.C. SECTION 1350

In connection with the Form 10-Q of Frederick County Bancorp, Inc. for the quarter ended June 30, 2012, I, William R. Talley, Jr., Executive Vice President, Chief Financial Officer and Chief Operating Officer of Frederick County Bancorp, Inc., hereby certify pursuant to 18 U.S.C. §1350, as adopted pursuant to §906 of the Sarbanes-Oxley Act of 2002, to the best of my knowledge and belief, that:

(1)         such Form 10-Q for the quarter ended June 30, 2012, fully complies with the requirements of section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

(2)         the information contained in such Form 10-Q for the quarter ended June 30, 2012, fairly presents, in all material respects, the financial condition and results of operations of Frederick County Bancorp, Inc.

Date: August 1, 2012	/s/ William R. Talley, Jr.
William R. Talley, Jr.
Executive Vice President, Chief Financial Officer
and Chief Operating Officer